FingerMotion Reports FY 2026 Financial Results

SINGAPORE / Newsfile Corp. / May 29, 2026 -- FingerMotion Inc. (NASDAQ: FNGR) (“FingerMotion” or the “Company”), a mobile services, data and technology company, is pleased to report its financial results for the year ended February 28, 2026. To review the full financial results, please view the Company's recent 10-K filing at www.sec.gov/edgar/search, which should be read in connection with this news release.

FY 2026 Financial Summary (results expressed in US$ unless otherwise indicated):

•	Reported annual revenue of $24.13 million, compared to $35.61 million in FY 2026 which was a decrease of $11.48 million or 32% compared to FY 2025. Primarily due to the Telecommunications Products & Services business segment;
•	Reported Telecommunications Products and Services revenue of $23.94 million in FY 2026, compared to approximately $35.23 million in FY 2025 which was a decrease of $11.46 million or 32% compared to FY 2025;
•	Reported Marketplace Platform and Digital Commerce Infrastructure Solutions revenue of $25,037 in FY 2026, compared to $80,952 which was a decrease of 69% from FY 2025;
•	Reported Advanced Technology and Platform Solutions revenue of $141,886 in FY 2026, compared to $188,576 in FY 2025 which was a decrease of 25% compared to FY 2025;
•	Reported Data and Analytics Platform Solutions revenue of $27,780 in FY 2026, which was an increase of $85,989 or 148% compared to FY2025.
•	Reported annual cost of revenue of $23.44 million in FY 2026 compared to $32.84 million in FY 2025 which was a decrease of $9.41 million or 29%;
•	Reported gross profit of $693,845, compared to $2.76 million in FY 2025 which was a decrease of $2.07 million or 75% compared to FY 2025;
•	Reported operating expenses of $7.63 million in FY 2026, compared to $8.71 million in FY 2025 which was a decrease of $1.08 million or 12% compared to FY 2025;
•	Reported annual loss of $7.0 million compared to $5.11 million in FY 2025 which was an increase of $1.88 million or 37% compared to FY 2025;
•	Basic and Diluted loss per share of $0.12;
•	At February 28, 2026, FingerMotion had $68,596 in cash, a working capital surplus of $6.09 million and a positive shareholders equity of $15.15 million;
•	Total Assets were $60.85 million, Total Liabilities were $45.70 million; and Total Shareholder’s Equity were $15.15 million
•	61,281,308 common shares were issued and outstanding as of May 26, 2026.

“Fiscal 2026 presented both opportunities and challenges,” said Martin Shen, CEO of FingerMotion, “as we continued investing in our business while responding to changes in operating conditions. Our priority remains strengthening our core telecommunications operations while continuing to develop our marketplace platforms, data analytics capabilities, and technology initiatives in a disciplined manner. We remain focused on improving operational efficiency, strengthening execution across our businesses, and allocating capital carefully. While China continues to be an important market for the Company, we are also evaluating opportunities in selected international markets as part of our strategy to broaden our business footprint and diversify future growth opportunities. Our objective is to continue building a stronger and more diversified business portfolio while creating long-term value for our shareholders.”

During fiscal 2026, transaction activity in the Company’s core telecommunications business declined, which contributed to lower revenue and gross profit for the year. At the same time, management continued to reduce operating expenses and selectively support commercialization and development efforts across its Marketplace Platform, Sapientus, and C2 initiatives.

General and administrative expenses decreased by $1,396,351 or 22% during the year which was primarily attributable to lower salaries and wages, traveling, entertainment, accounting, consulting, and other miscellaneous expenses. Marketing costs decreased $193,061 or 70% resulting from reduced marketing and promotional activities due to cost controls and lower levels of liquidity. Research and development expenses decreased by $220,842 or 35% due to decreased personnel-related costs.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com

Company Contact:

FingerMotion, Inc.
For further information e-mail: info@fingermotion.com
Phone: 718-269-3366

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". We have based these forward-looking statements on our current expectations about future events or performance. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Report Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to buy the Company's securities.